Exhibit (h)(3)(ii)

Schedule A

ALLIANZGI INSTITUTIONAL MULTI-SERIES TRUST

Revised as of March 21, 2019

Separate Investment Portfolios

Portfolio Name

AllianzGI Advanced Core Bond Portfolio

AllianzGI Best Styles Global Managed Volatility Portfolio

AllianzGI Global Small-Cap Opportunities Portfolio

AllianzGI International Growth Portfolio

[Schedule A to Distribution Contract for AllianzGI Institutional Multi-Series Trust]

IN WITNESS WHEREOF, ALLIANZGI INSTITUTIONAL MULTI-SERIES TRUST and ALLIANZ GLOBAL INVESTORS DISTRIBUTORS LLC have each caused this Schedule A to the Distribution Contract to be signed in its behalf by its duly authorized representative, on this 21st day of March, 2019.

ALLIANZGI INSTITUTIONAL MULTI-SERIES TRUST
By:	/s/ Thomas J. Fuccillo
Name:	Thomas J. Fuccillo
Title:	President and Chief Executive Officer
ALLIANZ GLOBAL INVESTORS DISTRIBUTORS LLC
By:	/s/ Kathleen C. Thompson
Name:	Kathleen C. Thompson
Title:	Chief Executive Officer and Managing Director

[Signature Page to Schedule A to Distribution Contract for AllianzGI Institutional Multi-Series Trust]